As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707

(205) 326-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

(205) 326-2629

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John K. Molen

Bradley Arant Boult Cummings LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

(205) 521-8238

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount To Be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(4)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)(4)
Debt Securities(2)
Preferred Stock(2)
Common Stock(2)
Purchase Contracts(2)
Warrants(2)
Units(2)(5)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II(E) to Form S-3.
(3)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, purchase contracts, warrants and units as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement or any securities registered hereunder, including under any applicable antidilution provisions. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(4)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities which may or may not be separable from one another.

PROSPECTUS

ENERGEN CORPORATION

Debt Securities

Common Stock

Preferred Stock

Purchase Contracts

Warrants

Units

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of any offering of these securities in supplements to this prospectus at the time of the offering of the securities. In this prospectus, the term “securities” collectively refers to the securities listed above.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest.

Investing in these securities involves risk. You should carefully consider the risks described in the “Risk Factors” section in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q as well as those that may be included in the applicable prospectus supplement and other information included and incorporated by reference in this prospectus. Also, please read “Cautionary Statements Regarding Forward-Looking Statements” beginning on page 1 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “EGN.” There is no established public trading market for any of the other securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer. For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us.

The date of this prospectus is May 6, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (to which we sometimes refer as the “SEC”) using a “shelf” registration process. By using the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to an indeterminate total dollar amount. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities for sale, we will provide a supplement that will describe the specific information about the offering and the terms of the securities. A prospectus supplement also may add to, update or change the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information contained in the documents to which we refer under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with any different information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is only accurate as of the date of each such document, unless the information specifically indicates that another date applies. Our business, financial condition and results of operations may have changed since those dates.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us and the trust, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of common stock may be offered and sold from time to time by a selling shareholder named in a prospectus supplement who has acquired, or will acquire, our common stock in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

When used in this prospectus, the terms “Energen Corporation,” “Energen,” “the Company,” “we,” “us” and “our” refer to Energen Corporation and its consolidated subsidiaries unless we specify or the context clearly indicates otherwise. The term “Energen Resources” refers to our subsidiary, Energen Resources Corporation. The term “you” refers to those who invest in the securities offered by this prospectus, whether directly or indirectly.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any prospectus supplement and in documents incorporated herein by reference constitute forward-looking statements that express management’s expectations of future plans, objectives and performance of the Company and its subsidiaries. Such statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are noted in the Company’s disclosure as permitted by the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. In particular, forward-looking statements may include words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “foresee”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	volatility of oil, natural gas liquids and natural gas prices;

•	uncertainties about the estimates of our proved oil, natural gas liquids and natural gas reserves;

•	drilling risks;

•	risks associated with our concentration of operations in the Permian Basin of west Texas and New Mexico and the San Juan Basin in New Mexico;

•	competition in the oil and natural gas industry;

•	the adequacy of our capital resources, access to financing and liquidity;

•	operational risks including risks of personal injury, property damage and environmental damage;

•	changes in the regulatory environment at the federal, state, or local level and our ability to comply with regulations promulgated by the various regulatory bodies;

•	changes in and the effects of environmental and other governmental regulation that applies to our operations, including new legislation or regulation of hydraulic fracturing, water use and disposal, permitting and other legal requirements;

•	instability in the domestic and global capital and credit markets;

•	financial strength of the purchasers of our oil and the counterparties to our derivative contracts;

•	changes in domestic and global economic and business conditions that impact the demand for oil, natural gas liquids and natural gas;

•	the availability, capacity and cost of oilfield equipment, pipeline and transportation facilities, gathering and processing facilities, supplies and services;

•	uncertainties about our ability to successfully execute our business and financial plans and strategies, including but not limited to our ability to economically develop our proved oil, natural gas liquids and natural gas reserves and to replace those reserves as scheduled as well our ability to project future rates of production and the timing of development expenditures;

•	the effectiveness of and our ability to use derivative instruments as part of our risk management activities;

•	the costs and effects of litigation; and

•	acts of nature, sabotage, terrorism or other malicious intentional acts (including cyber-attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under Item 1A, Risk Factors, in our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We do not undertake any obligation to correct or update any forward-looking statements whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Documents by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Statements in the prospectus about documents and forms of documents establishing the terms of the offering securities are summaries. You should refer to the additional documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of our offering of securities. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended December 31, 2014;

•	Our proxy statement dated March 18, 2015; and

•	Our current reports on Form 8-K filed April 20, 2015 and May 1, 2015.

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2629

ENERGEN CORPORATION

Energen is an independent energy company engaged in the exploration, development and production of oil, natural gas and natural gas liquids primarily in the Permian Basin in west Texas and the San Juan Basin in New Mexico. We conduct our operations through our subsidiary, Energen Resources.

Our executive offices are located at 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203, and our telephone number is (205) 326-2700. Our website is www.energen.com. Information on our website is not part of this prospectus nor does this prospectus incorporate by reference any of the Company’s website content.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the five most recently completed fiscal years. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements including the notes to those financial statements incorporated by reference into this prospectus.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	4.06	5.50	6.83	8.48	10.09

(1)	The ratios of earnings to fixed charges were computed by dividing earnings as adjusted for fixed charges. For this purpose, earnings represent net income applicable to common stock plus applicable income taxes and fixed charges. Fixed charges represent interest expense, capitalized interest, amortization of debt expense, and one-third of lease payments relating to operating leases considered to represent interest expense.

USE OF PROCEEDS

Except as we may otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates offered by us for:

•	general corporate and working capital purposes;

•	making investments in, or loans to, our subsidiaries;

•	repaying existing indebtedness, including our outstanding debt securities and short-term debt; and

•	acquiring assets or companies in businesses related to ours, including acquiring oil and natural gas properties.

When a particular series of securities is offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness until they are used for their stated purpose.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock;

•	common stock;

•	purchase contracts;

•	warrants; and

•	units.

We will determine when we sell securities the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Prospectus Supplements

This prospectus provides you with a general description of the types of securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement, which will be attached to the front of this prospectus, we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about the securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where appropriate; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and any prospectus supplement, together with additional information to which we refer under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

DESCRIPTION OF DEBT SECURITIES

In this description of our debt securities, references to “us,” “we,” or “our” refer only to Energen Corporation and not to Energen Corporation and its consolidated subsidiaries.

We may issue debt securities from time to time in one or more series. The debt securities will be our obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an “indenture” will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. Although we currently have outstanding debt securities issued pursuant to an Indenture, dated September 1, 1996, with The Bank of New York, prior to issuing any debt securities through this prospectus we will enter into another indenture with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the price or prices at which the debt securities will be issued;

•	the person or persons entitled to receive interest payments, if other than the person who is the registered holder;

•	the date or dates on which the principal of the debt securities is payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

•	the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined, and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

•	any events or circumstances that would constitute an event of default;

•	any covenants applicable to the debt securities;

•	whether any portion of the debt securities may be issued as a global security or securities, and, if so, the depositary for such global securities and the terms and conditions, if any, on which interests in such global securities may be exchanged for the individual securities represented by such global securities;

•	the currency or currencies, including composite currencies, in which the principal, premium and interest on the debt securities is payable (if other than the currency of the United States);

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in a currency other than that in which the debt securities are normally payable, the periods for, and the terms and conditions of, making such an election;

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any index used to determine the amount of payment of principal of, and premium, if any, and any interest on the debt securities;

•	if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for our capital stock or other securities;

•	the obligations or instruments which we may use to effect defeasance or covenant defeasance for debt securities which are denominated in any currency (including composite currencies) other than United States Dollars, and any additional or alternative provisions for the reinstating of our indebtedness in respect of those debt securities after they have been deemed paid; and

•	any other terms and provisions of the debt securities.

Any indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Any indenture and the provisions of The Trust Indenture Act of 1939 incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of The Trust Indenture Act of 1939), it must eliminate such conflicting interest or resign.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, of which 76,051,599 shares were issued at March 31, 2015, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The following description of our capital stock and related matters is qualified in its entirety by reference to our restated certificate of incorporation and our bylaws.

The following summary describes elements of our restated certificate of incorporation and bylaws.

Common Stock

General. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive a dividend if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below. Upon liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of the assets available for distribution to our shareholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any of our outstanding preferred stock. Our common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. Holders of our common stock do not have any right to subscribe for any additional securities which we may issue.

Special Vote Requirements for Certain Transactions. Our restated certificate of incorporation provides that certain specified transactions or series of transactions with an “interested stockholder” require approval by the vote of the holders of at least 80% of the then outstanding shares of our voting stock, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of our “disinterested” board members. A board member is considered disinterested if such member is neither affiliated with, nor a nominee of, the “interested stockholder” and was a board member prior to the time the “interested stockholder” became an “interested stockholder” (or the duly elected successor to such board member). The specified transactions include:

•	our merger or consolidation, or the merger and consolidation of any of our subsidiaries, with or into an “interested stockholder” or an affiliate of an “interested stockholder”;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets with a value of $1,000,000 or more to an “interested stockholder” or an affiliate of an “interested stockholder”;

•	the issuance or transfer of our stock or other securities to an “interested stockholder” or an affiliate of an “interested stockholder” in exchange for cash, securities or other property having a value of $1,000,000 or more;

•	our adoption of any liquidation or dissolution proposal suggested by or on behalf of an “interested stockholder”; or

•	any reclassification of securities, recapitalization, merger or consolidation which has the effect of increasing an “interested stockholder’s” proportionate share of our outstanding equity securities.

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns 10% or more of our voting stock.

Provisions with respect to our Board of Directors. Our restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board. At least two annual meetings must be held before a majority of our board of directors can be changed.

A majority of our remaining directors may fill vacancies on our board, other than those caused by an increase in the number of directors. Any director elected to fill such a vacancy is elected to serve until the next annual meeting of our shareholders. Any directorship to be filled as a result of an increase in the number of directors may only be filled by election at an annual meeting or at a special meeting of shareholders called for such purpose unless Alabama law at such time permits the vacancy to be filled by a majority of the remaining directors, which Alabama law presently permits. Our bylaws, as amended through July 23, 2008, include advance notice requirements for shareholders who wish to nominate directors or bring other business before an annual or a special meeting of shareholders.

Unless otherwise provided in a corporation’s charter, Alabama law provides that a director, or the entire board of directors, may be removed by the shareholders at a meeting of shareholders expressly called for that purpose with or without cause by an affirmative vote of holders of a majority of the stock of the corporation then entitled to vote on election of directors. However, our restated certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 80% of our stock then entitled to vote on election of directors is required to remove a director or our entire board of directors from office.

Amendment. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our voting stock to amend certain provisions of our restated certificate of incorporation, including those provisions dealing with the transactions described above in “Special Vote Requirements for Certain Transactions” and dividing our board of directors into classes.

Possible Effects of Special Provisions. The provisions of our restated certificate of incorporation described above have the effect of making it more difficult to change our board of directors and may make our board of directors less responsive to shareholder control. Certain of these provisions also may tend to discourage attempts by third parties to acquire us due to the additional time and expense involved and the greater possibility of failure. As a result, these provisions may decrease the likelihood of our acquisition by a potential purchaser or may decrease the price a potential purchaser would be willing to pay for our capital stock.

Registrar and Transfer Agent. The registrar and transfer agent for our common stock is Computershare Shareowner Services LLC.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “EGN.”

Preferred Stock

General. Our restated certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock, in one or more series, without further action by our shareholders. Our board must set forth the designations, preferences and other rights, including voting rights, if any, in resolutions providing for the issuance of the preferred stock. We cannot determine what effect, if any, the authorization and issuance of preferred stock would have upon holders of our common stock until our board specifies the attributes of the preferred stock and the rights of the holders of the preferred stock. We anticipate that such effects may include:

•	restrictions on dividends paid to holders of our common stock if we have not paid dividends on our preferred stock;

•	dilution of the voting power of our common stock to the extent our preferred stock is issued with voting rights, or is convertible into common stock;

•	dilution of the equity interest of our common stock, unless we redeem our preferred stock; and

•	limitations on the rights of holders of our common stock to share in our assets upon liquidation until we satisfy any liquidation preference granted to holders of our preferred stock.

Although our ability to issue preferred stock provides us with flexibility in connection with possible acquisitions and other corporate purposes, we could issue preferred stock as a means of impeding an attempt by a third party to acquire a majority of our outstanding voting stock.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms of the purchase contracts that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each purchase contract. The applicable prospectus supplement may add, update or change the terms and conditions of the purchase contracts as described in this prospectus.

General

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by Energen, a basket of our securities, an index or indices of our securities or securities issued by third parties or any combination of the above as specified in the applicable prospectus supplement or in an amendment to the registration statement of which this prospectus forms a part.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may issue purchase contracts that contain conversion features. A purchase contract may provide, however, that we may satisfy our obligations, if any, with respect to such contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from Energen Resources to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the purchase contracts.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices (such as LIBOR, the S&P 500 or other published statistical measure), or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and, in most cases, a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt and Equity Warrants

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price of the warrants;

•	any provisions for adjustment of the number or amount of securities or other rights receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the warrants.

DESCRIPTION OF UNITS

This section describes the general terms of the units that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each unit. The applicable prospectus supplement may add, update or change the terms and conditions of the units as described in this prospectus.

General

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and a prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers or a single purchaser; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, underwriters or dealers;

•	the public offering or purchase price and the proceeds to us from such sale;

•	any compensation to underwriters, agents or dealers in the form of underwriting discounts, commissions or fees; and

•	any securities exchanges on which the securities will be listed.

If any securities are sold through agents, underwriters or dealers designated by us from time to time, the prospectus supplement will name such agents, underwriters or dealers, set forth any compensation payable by us to such agents, underwriters or dealers and set forth the obligations of such agents, underwriters and dealers with respect to the securities. We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act.

Certain persons participating in an offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, we may enter into derivative or other hedging transactions with financial institutions that may, in turn, engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in performance of our obligations, the pledges or secured parties may offer and sell the common stock from time to time pursuant to this prospectus and an applicable prospectus supplement.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one of more of our affiliates in the ordinary course of business.

The only class of securities for which there is an established trading market is our common stock. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange. We can give no assurance as to the liquidity of or the existence of trading markets for debt securities.

Common Stock offered by a Selling Shareholder

At our election, shares of common stock may be offered and sold by any selling shareholder who has acquired common stock from us in transactions that were not registered under the Securities Act. Sales of shares of common stock by a selling shareholder may be effected from time to time in one or more of the following transactions:

•	through broker-dealers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where common stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•	to underwriters who will acquire the shares of common stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

•	directly or through broker-dealers or agents in private sales at negotiated prices;

•	to lenders when pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;

•	through short sales, option exercises or other derivative transactions; or

•	by any other legally available means.

Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of common stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of our common stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the common stock from us, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

LEGAL MATTERS

Bradley Arant Boult Cummings LLP, Birmingham, Alabama, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We filed this opinion as an exhibit to the registration statement of which this prospectus is a part. As of the date of this prospectus, the partners and associates of Bradley Arant Boult Cummings LLP participating in the preparation of this prospectus and the registration statement to which it relates hold shares of our outstanding common stock with a fair market value in excess of $50,000 in the aggregate. We will name, in the prospectus supplement relating to an offering, any law firm that will pass upon certain matters related to the securities being offered by this prospectus for any underwriters, dealers or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Energen Corporation for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated into this prospectus regarding our total proved resources was prepared by Energen Resources and reviewed by Ryder Scott Company Petroleum Engineers and T. Scott Hickman & Associates, Inc., as stated in their respective letter reports thereon included therein, and are incorporated by reference in reliance upon the authority of said firms as experts in such matters.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the estimated expenses of the issuance and distribution of securities being registered, other than selling or underwriting discounts and commissions, all of which are payable by Energen.

Registration fee*	$
Listing fees**	$
Rating Agency fees***	$
Fees of Trustee, including counsel and authentication fees***	$
Printing expenses***	$
Legal fees and expenses***	$
Accounting fees***	$
Miscellaneous expenses***	$
Total	$

*	Under Rules 456(d) and 457(r) under the Securities Act, the SEC registration fee will be calculated and paid at the time of any particular offering of securities under this registration statement, and is, therefore, not currently determinable.
**	The listing fee is based upon the principal amount of securities listed, if any, and is, therefore, not currently determinable.
***	Because an indeterminable amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 15.	Indemnification of Directors and Officers

(a) Article XI of our Restated Certificate of Incorporation provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director’s duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

(b) Section VI of our Bylaws provides as follows:

6.01 Indemnification

(a) The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the

Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b) The Corporation shall indemnify, to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 6.01(a) above.

(c) In connection with indemnification of officers, directors and other persons pursuant to Sections 6.01(a) and 6.01(b) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 6.01(a), 6.01(b) or 6.01(c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.01(d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

(e) The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

6.02 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

6.03 Survival of Right

Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

(c) In addition to the foregoing provisions of the Restated Certificate of Incorporation and Bylaws of Energen, directors and officers may be indemnified by the registrant pursuant to the provisions of Section 10A-2-8.50 et seq. of the Code of Alabama (1975), which indemnity may be broader than that provided by the registrant’s Restated Certificate of Incorporation and Bylaws.

Item 16.	Exhibits

Exhibit No.	Description

**1(a)	Form of Underwriting Agreement for debt securities, preferred stock, common stock, purchase contracts, warrants and units.

*3(a)	Restated Certificate of Incorporation of Energen Corporation, (composite, as amended April 29, 2005) which was filed as Exhibit 3(a) to Energen’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 2-38960).

*3(b)	Articles of Amendment to Restated Certificate of Incorporation of Energen Corporation, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*3(c)	Bylaws of Energen Corporation (as amended through July 23, 2008) which was filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 1-07810).

*4(a)	Form of Indenture between Energen Corporation and The Bank of New York, as Trustee, dated as of September 1, 1996, which was filed as Exhibit 4(i) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-43245).

*4(a)(i)	Officers’ Certificate, dated September 13, 1996, pursuant to Section 301 of the Energen 1996 Indenture setting forth the terms of the Series A Notes which was filed as Exhibit 4(d)(i) to Energen’s Annual Report on Form 10-K for the year ended September 30, 2001.

*4(a)(ii)	Officers’ Certificate, dated July 8, 1997, pursuant to Section 301 of the Energen 1996 Indenture amending the terms of the Series A Notes which was filed as Exhibit 4(d)(ii) to Energen’s Annual Report on Form 10-K for the year ended September 30, 2001.

*4(a)(iii)	Amended and Restated Officers’ Certificate, dated February 27, 1998, setting forth the terms of the Series B Notes which was filed as Exhibit 4(d)(iii) to Energen’s Annual Report on Form 10-K for the year ended September 30, 2001.

*4(a)(iv)	Officers’ Certificate, dated August 5, 2011, pursuant to Section 301 of the Energen 1996 Indenture setting forth the terms of the 4.625 percent Senior Notes due 2021, which was filed as Exhibit 4.1 to Energen’s Current Report on Form 8-K, dated august 5, 2011.

**4(b)	Form of Senior Debt Indenture.

**4(c)	Form of Subordinated Debt Indenture.

**4(d)	Form of Senior Note.

**4(e)	Form of Subordinated Note.

**4(f)	Form of Purchase Contract Agreement.

Exhibit No.	Description

**4(g)	Form of Warrant Agreement.

**4(h)	Form of Unit Agreement.

5	Opinion of Bradley Arant Boult Cummings LLP.

12	Computation of Ratios of Earnings to Fixed Charges.

23(a)	Consent of Bradley Arant Boult Cummings LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).

23(b)	Consent of PricewaterhouseCoopers LLP.

23(c)	Consent of Ryder Scott Company, L.P.

23(d)	Consent of T. Scott Hickman & Associates, Inc.

24	Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

25.1***	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 on Form T-1 respecting the Senior Debt Indenture.

25.2***	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 on Form T-1 respecting the Subordinated Debt Indenture.

*	Incorporated by reference.
**	To be filed by amendment or by registrant as exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
***	To be filed, if necessary, on Electronic Form 305b2 pursuant to Section 305(b)2 of The Trust Indenture Act of 1939.

Item 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii), and (A)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

G. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 6th day of May, 2015.

ENERGEN CORPORATION

By:	/S/ JAMES T. MCMANUS, II
James T. McManus, II Chairman, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in capacities indicated on May 6, 2015.

Signature	Title	Date

/S/ JAMES T. MCMANUS, II James T. McManus, II	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)	May 6, 2015

/S/ CHARLES W. PORTER, JR. Charles W. Porter, Jr.	Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	May 6, 2015

* Russell E. Lynch, Jr.	Vice President and Controller (Principal Accounting Officer)	May 6, 2015

* Kenneth W. Dewey	Director	May 6, 2015

* T. Michael Goodrich	Director	May 6, 2015

* M. James Gorrie	Director	May 6, 2015

* Jay Grinney	Director	May 6, 2015

* William G. Hargett	Director	May 6, 2015

* Frances Powell Hawes	Director	May 6, 2015

* Alan A. Kleier	Director	May 6, 2015

Signature	Title	Date

* Stephen A. Snider	Director	May 6, 2015

* Gary C. Youngblood	Director	May 6, 2015

*By:	/S/ CHARLES W. PORTER, JR.	May 6, 2015
Charles W. Porter, Jr., Attorney-in-Fact